UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                 JANUARY 27, 2003



                               MILLENNIUM CELL INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


  DELAWARE                        000-31083                          22-3726792
(STATE OR OTHER JURISDICTION      (COMMISSION FILE                (IRS EMPLOYER
OF INCORPORATION)                 NUMBER)                    IDENTIFICATION NO.)


                1 INDUSTRIAL WAY WEST, EATONTOWN, NEW JERSEY    07724
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)

         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (732) 542-4000



                                   NOT APPLICABLE
             (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Item 5. Other Events

   Millennium Cell Inc. (the "Company") announced today that Chief Financial Officer and Vice President, Finance and International Business Development Norman R. "Chip" Harpster, Jr., and the Company have mutually agreed that he will be leaving the firm effective February 14, 2003. Mr. Harpster will be pursuing other interests. His responsibilities have been reassigned within the Company as follows: accounting management and financial reporting and compliance activities will continue to be assigned to John D. Giolli, whose title has been changed to Controller and Principal Accounting Officer; issues related to investment banking, financial institution research coverage, and strategic investment will be handled by President and Chief Executive Officer Stephen S.Tang; and Katherine P. McHale, Vice President, Marketing and Communications, will continue to assume responsibility for investor relations. Mr. Harpster's duties as Corporate Secretary will be assumed on an interim basis by outside legal counsel.

      The agreement to end Mr. Harpster's employment relationship with the Company was reached in recognition that he has completed the objectives set forth when he joined the Company in 2000, principally the design and implementation of corporate support function infrastructure and the successful completion of a recent round of private investment. Mr. Harpster leaves the Company in a state of solid financial health, functioning corporate infrastructure, and strong financial reporting processes with a sound record of corporate governance compliance.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 27, 2003                  Millennium Cell Inc.

                                      BY:   /s/   Stephen S. Tang
                                          ---------------------------
                                          Stephen S. Tang
                                          President and Chief Executive Officer